Exhibit 10.8

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment and Assumption Agreement”) is made and entered into effective on August 12, 2011 (“Effective Date”), by and between New Source Energy Corporation, a Delaware corporation (“Assignee”), and Scintilla, LLC, an Oklahoma limited liability company (“Assignor”). The Assignee and the Assignor are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

A. The Assignor is a party to that certain Golden Lane Participation Agreement dated as of January 10, 2007, as amended (“Participation Agreement”), by and among the Assignor, CEU Paradigm, LLC, the Michael Greer and Vickie Greer Family Trust dated January 10, 2007, New Dominion, LLC, North Paradigm Partners, L.P., North Paradigm Partners II, L.P., North Paradigm Partners III-A, L.P., North Paradigm Partners III-B, L.P., Waveland Drilling Partners 2006A, L.P., Waveland Drilling Partners 2006B, L.P., and Waveland Drilling Partners 2007A, L.P.

B. Pursuant to that certain Contribution Agreement dated August 12, 2011 (“Contribution Agreement”), by and between the Assignee and the Assignor, the Assignor has contributed to the Assignee an undivided 90% interest of the Assignor’s right, title and interest, whether present, contingent or revisionary, limited to the Misener-Hunton formation only, in and to the following assets (with the Assignor retaining an undivided 10% interest therein):

1. the Golden Lane Leases (as defined in the Contribution Agreement);

2. the Golden Lane Wells (as defined in the Contribution Agreement);

3. the Golden Lane Hydrocarbons (as defined in the Contribution Agreement);

4. all of the assignments, arrangements, other instruments or agreements that pertain to such properties and all contractually binding obligations to which such properties may be subject, including, without limitation, the Participation Agreement; and

5. all of the personal property, equipment, fixtures, movable and immovable property and improvements to the Golden Lane Leases not otherwise covered by the Contribution Agreement.

C. The Participation Agreement permits the assignment by the Assignor to a wholly-owned and/or jointly controlled affiliate, such as the Assignee, of all or a portion of the interest and the rights of the Assignor under the Participation Agreement, so long as such affiliate agrees in writing to be bound by the terms of the Participation Agreement.

D. The Assignor desires to assign to the Assignee 90% of its interest and its rights under the Participation Agreement, limited to the Misener-Hunton formation only, (“Assigned Interest/Rights”) on the terms and subject to the conditions contained in this Assignment and Assumption Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Assignment. The Assignor hereby assigns to the Assignee the Assigned Interest/Rights effective on the Effective Date in accordance with this Assignment and Assumption Agreement and the Contribution Agreement.

2. Assumption. The Assignee hereby assumes all of the duties, the obligations and the liabilities of the Assignor arising under the Participation Agreement on or after the Effective Date with respect to the Assigned Interest/Rights. The Assignee hereby expressly agrees to be bound by the terms and the conditions of the Participation Agreement on and after the Effective Date with respect to the Assigned Interest/Rights.

3. Accurate and Complete Copy of the Participation Agreement. The Assignor represents and warrants to the Assignee that an accurate and complete copy of the Participation Agreement is attached as Exhibit A to this Assignment and Assumption Agreement.

4. Amendment and Termination of the Participation Agreement. The Assignor covenants to the Assignee that (a) the Assignor shall use its best efforts to cause the continuation of the Participation Agreement on its present terms and subject to its present conditions, (b) the Assignor shall not agree to any amendment to, or any waiver of any provision of, the Participation Agreement to the extent such amendment or waiver affects Assignee’s rights thereunder without the prior written consent of the Assignee, such consent not to be unreasonably withheld, conditioned or delayed, and (c) the Assignor shall not agree to any termination of, or terminate, the Participation Agreement without the prior written consent of the Assignee, such consent not to be unreasonably withheld, conditioned or delayed.

5. Absence of Effect on Contribution Agreement. Nothing contained herein shall affect the interpretation of, or amend or otherwise define or limit, the Contribution Agreement, which remains in full force and effect and binding on the Parties.

6. No Partnership Created. It is not the purpose or the intention of this Assignment and Assumption Agreement to create (and it shall not be construed as creating) a joint venture, partnership or other type of association, and the Parties are not authorized to act as agent or principal for each other with respect to any matter related thereto.

Signature page follows this page.

IN WITNESS WHEREOF, the Parties have executed and delivered this Assignment and Assumption Agreement as of the Effective Date.

ASSIGNOR	SCINTILLA, LLC, an Oklahoma limited liability company

	By:	/s/ David J. Chernicky
David J. Chernicky, Manager

ASSIGNEE	NEW SOURCE ENERGY CORPORATION, a Delaware corporation

	By:	/s/ Kristian Kos
Kristian Kos, President and Chief Executive Officer

[Signature Page to Assignment and Assumption Agreement]

EXHIBIT A

[FORM OF PARTICIPATION AGREEMENT]

A-1